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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 19, 1998



                            STRATOSPHERE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)



               1-12030                                    88-0292318
      (COMMISSION FILE NUMBER)                 (IRS EMPLOYER IDENTIFICATION NO.)



2000 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA                        89104
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (702) 382-4446


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

         On October 14, 1998, Stratosphere Corporation (the "Company") announced the Chapter 11 Reorganization of the Company and its subsidiary, Stratosphere Gaming Corp., became effective. On August 20, 1998, the Nevada gaming authorities licensed Carl C. Icahn and certain of his affiliated companies as controlling persons of the reorganized Company, as contemplated by the Plan of Reorganization.

         Under the Plan, the Company's stock that was outstanding prior to the effective date was canceled and the Company's First Mortgage Notes ("Notes") that were outstanding prior to the effective date have been exchanged for a total of 2,030,000 shares of new common stock. Approximately 84.66% of the 2,030,000 new shares are issued to Mr. Icahn or entities that he controls.

         Under the Plan, holders of the Notes are the only persons who received new stock of the Company. A copy of the press release issued by the Company is attached hereto as an exhibit.


ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.

99.1 October 14, 1998 Press Release.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   STRATOSPHERE CORPORATION


Date: October 19, 1998             By:   /s/  Thomas A. Lettero
                                         ---------------------------------------
                                   Name      Thomas A. Lettero
                                   Title:    Vice President Administration/Chief
                                             Financial Officer